Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Lipocine, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (3)		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	—	(1)	(1)	—		—	—	—	—	—	—

Fees to Be Paid	Equity	Preferred Stock, par value $0.0001 per share	—	(1)	(1)	—		—	—	—	—	—	—

Fees to Be Paid	Debt	Debt Securities	—	(1)	(1)	—		—	—	—	—	—	—

Fees to Be Paid	Other	Warrants	—	(1)	(1)	—		—	—			—	—
Fees to Be Paid	Other	Units (2)	—	(1)	(1)	—		—	—	—	—	—	—

Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(1)	$38,300,000		$0.00014760	$5,653.08	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—		—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, $0.0001 par value per share	415(a)(6)	(1)	(1)	—		—	—	S-3	333-250072	November 23, 2020	—

Carry Forward Securities	Equity	Preferred Stock, par value $0.0001 per share	415(a)(6)	(1)	(1)	—		—	—	S-3	333-250072	November 23, 2020	—

Carry Forward Securities	Debt	Debt Securities	415(a)(6)	(1)	(1)	—		—	—	S-3	333-250072	November 23, 2020	—

Carry Forward Securities	Other	Warrants	415(a)(6)	(1)	(1)	—		—	—	S-3	333-250072	November 23, 2020	—

Carry Forward Securities	Other	Units (2)	415(a)(6)	(1)	(1)	—		—	—	S-3	333-250072	November 23, 2020	—
Carry Forward Securities	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	415(a)(6)	(1)(4)	(1)(4)	$111,700,000		$0.0001091	—	S-3	333-250072	November 23, 2020	$12,186.47	(4)

	Total Offering Amounts					$150,000,000	(1)(4)		$5,653.08

	Total Fees Previously Paid								5,616.18

	Total Fee Offsets								—

	Net Fee Due								$36.90

(1)	The securities registered hereunder consists of up to $150,000,000 of an indeterminate amount of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) warrants to purchase shares of common stock, shares of preferred stock, or debt securities of the Registrant, and (e) units, consisting of some or all of these securities, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There are also being registered hereunder an indeterminate number of shares of common stock, shares of preferred stock, and debt securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $150,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of common stock or preferred stock, debt securities or warrants, in any combination, which may or may not be separable from one another.

(3)	Estimated solely for purposes of computing the registration fee.

(4)	Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $111,700,000 of unsold securities (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-250072), which was declared effective on November 23, 2020 (the “Prior Registration Statement”). The registrant paid a filing fee of $12,186.47 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Pursuant to Rule 415(a)(6), the filing fee associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.